NL INDUSTRIES ANNOUNCES QUARTERLY DIVIDEND

FOR THE FIRST QUARTER OF 2024 AT $.08 PER SHARE

DALLAS, TEXAS – February 28, 2024 - NL Industries, Inc. (NYSE: NL) today announced that its board of directors has declared a quarterly dividend of eight cents ($0.08) per share on its common stock, payable on March 21, 2024 to shareholders of record at the close of business on March 11, 2024.

NL Industries, Inc. is engaged in the component products (security products and recreational marine components) and chemicals (TiO2) businesses.

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Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700